UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 26, 2009 (October 20, 2009)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective February 9, 2009, the following named executive officers of Asbury Automotive Group, Inc. (the “Company”) had voluntarily agreed to reduce their salaries by 10% for the duration of 2009: Charles R. Oglesby, the Company’s President and Chief Executive Officer, Craig T. Monaghan, the Company’s Senior Vice President and Chief Financial Officer, Philip R. Johnson, the Company’s Vice President of Human Resources, and Keith R. Style, the Company’s Vice President of Finance.

On October 20, 2009, at a meeting of the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), the Compensation Committee approved the reinstatement of the full salaries of the above-named named executive officers of the Company, effective November 1, 2009.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of October 21, 2009, the Board of Directors of the Company amended the Amended and Restated By-Laws of the Company (the “By-Laws”). The amendments clarify the procedures to be followed, and the type of information that must be included, with respect to a stockholder notice relating to director nominees or other business and, in some cases, expand the disclosure requirements in connection with making a stockholder proposal. The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, as so amended, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	By-Laws of Asbury Automotive Group, Inc., as amended to date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: October 26, 2009	By:	/S/ CHARLES R. OGLESBY
	Name:	Charles R. Oglesby
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of Asbury Automotive Group, Inc., as amended to date.